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                                                                   EXHIBIT 99.1

                 AMAZON.COM ANNOUNCES $500 MILLION OFFERING OF
                      SUBORDINATED CONVERTIBLE DEBENTURES

SEATTLE, January 28 /PRNewswire/ -Amazon.com, Inc. (NASDAQ: AMZN) today announced that it is offering $500 million aggregate principal amount of Convertible Subordinated Notes due 2009 (the "Notes").

The Notes will be convertible into the Company's common stock, at the option of the holder, at a conversion price to be determined. The Notes will be sold to qualified institutional buyers in a private placement under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The Company will grant the initial purchasers an option to purchase additional notes to cover over-allotments, if any.

The Notes being offered will not be, and have not been, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Amazon.com is headquartered at 1516 Second Avenue, Seattle, WA 98101. Internet address: http://www.amazon.com.Telephone: (206) 622-2335.

Contact: Bill Curry, Amazon.com, (206) 834-7180.